Exhibit 23(p)

                                 CODE OF ETHICS

                                       OF

                       IMPACT MANAGEMENT INVESTMENT TRUST
                         JORDAN AMERICAN HOLDINGS, INC.
                         EQUITY ASSETS MANAGEMENT, INC.
                                        &
                         IMPACT FINANCIAL NETWORK, INC.

PREAMBLE

          This Code of Ethics is being adopted in compliance with the requirements of Rule 17j-1 (the "Rule") adopted by the United States Securities and Exchange Commission under the Investment Company Act of 1940 (the "Act") to effectuate the purposes and objectives of that Rule. The Rule makes it unlawful for certain persons, in connection with purchase or sale by such person of a security held or to be acquired by any series or class of Impact Management Investment Trust (the "Trust"):

          (1)  To employ a device, scheme or artifice to defraud the Trust;

          (2) To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances in which they are made, not misleading;

          (3) To engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          (4)  To engage in a manipulative practice with respect to the Trust.

The Rule also requires the Trust, its investment advisers and its distributor to adopt a written Code of Ethics containing provisions reasonably necessary to prevent persons from engaging in acts in violation of the above standard and to use reasonable diligence, and institute procedures reasonably necessary, to prevent violations of the Code.

          Set forth below is the Code of Ethics adopted by the Board of Trustees of the Trust and by Jordan American Holdings, Inc. and Equity Assets Management, Inc. (each an "Advisor") and IMPACT Financial Network, Inc. (the "Distributor") in compliance with the Rule. This Code is based upon the principle that the trustees and officers of the Trust, and certain affiliated persons of the Trust, the Advisor and the Distributor, owe a fiduciary duty to, among others, the

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shareholders  of the Trust to conduct their  affairs,  including  their personal securities transactions, in such manner to avoid (i) serving their own personal interests ahead of shareholders; (ii) taking inappropriate advantage of their position with the Trust; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility.

1.   DEFINITIONS

     (a)  "Access Person" means

          (i) any director, trustee, officer, general partner or Advisory Person of the Trust, or of the Adviser; and

          (ii) any director, officer or general partner of the Distributor who, in the ordinary course of business, makes, participates in or obtains information regarding the purchase or sale of Covered Securities by the Trust, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Trust regarding the purchase or sale of Covered Securities.

     (b)  "Advisory Person" means

          (i) any employee of the Trust or Adviser (or of any company in a control relationship to the Trust or Adviser) who, in connection with his regular functions or duties, makes, participates in, or obtains current information regarding the purchase or sale of a Covered Security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

          (ii) any natural person in a control relationship to the Trust or the Adviser who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a Covered Security by the Trust.

     (c) A security is "being considered for purchase or sale" or is "being purchased or sold" when a recommendation to purchase or sell the security has been made and communicated to the Trading Desk, which includes when the Trust has a pending "buy" or "sell" order with respect to a security, and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     (d) "Beneficial ownership" shall be as defined in, and interpreted in the same manner as it would be in determining whether a person is subject to the provisions of, Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder which, generally speaking, encompasses those situations where the

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          beneficial owner has the right to enjoy some economic benefit from the ownership of the security regardless of who is the registered owner. This would include:

          (i) securities which a person holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise regardless of whether the securities are owned individually or jointly;

          (ii) securities held in the name of a member of his or her immediate family (spouse or child) sharing the same household;

          (iii) securities held by a trustee, executor, administrator, custodian or broker;

          (iv) securities owned by a general partnership of which the person is a member or a limited partnership of which such person is a general partner;

          (v) securities held by a corporation which can be regarded as a personal holding company of a person; and

          (vi) securities recently purchased by a person and awaiting transfer into his or her name.

     (e) "Compliance Officer" means ____________ or their successors appointed by the Trustees.

     (f) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

     (g)  "Covered Security" means a security, except that it shall not include

          (i)   direct obligations of the Government of the United States;

          (ii) bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and

          (iii) shares issued by registered, open-end investment companies, including the Trust.

     (h) "Independent Trustee" means a Trustee of the Trust who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Act.

     (i) "Initial Public Offering" ("IPO") means an offering of securities registered under the Securities Act of 1933 ("Securities Act"), the issuer of which, immediately

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          before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

     (j)  "Investment Personnel" means:

          (i) any Advisory Person who, in connection with his regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and

          (ii) any natural person who controls the Trust Adviser and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

     (k) "Limited Offering" means an offering that is exempt from registration under the Securities Act pursuant to Section 4(2) or Section 4(6) or pursuant to rule 504, rule 505 or rule 506 under the Securities Act.

     (l) "Purchase or Sale of a Covered Security" includes the writing of an option to purchase or sell a Covered Security.

     (m)  "Security Held or to be Acquired" by the Trust means:

          (i) any Covered Security which, within the most recent fifteen (15) days:

               (A)  is or has been held by the Trust; or

               (B) is being or has been considered by the Trust or the Adviser for purchase by the Trust; and

          (ii) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in paragraph (m)(i) of this section.

     (n) "Security" as defined in Section 2(a)(36) of the Act means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in,

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          temporary or interim  certificate for,  receipt for,  guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

2.   PROHIBITED TRANSACTIONS

     (a) No Access Person shall engage in any act, practice or course of conduct, which would violate the provisions of Rule 17j-1 set forth above in the Code's Preamble.

     (b)  No Access Person shall:

          (i) purchase or sell, directly or indirectly, any security in which he or she has or by reason of such transaction acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

               (A)  is being considered for purchase or sale by the Trust, or

               (B)  is being purchased or sold by the Trust;

          (ii) disclose to other persons the securities activities engaged in or contemplated for the various series of the Trust;

          (iii) seek or accept anything of value, either directly or indirectly, from broker- dealers or other persons providing services to the Trust because of such person's association with the Trust. For the purposes of this provision, the following gifts from broker-dealers or other persons providing services to the Trust will not be considered to be in violation of this section:

               (A)  an occasional meal;

               (B) an occasional ticket to a sporting event, the theater or comparable entertainment;

               (C) a holiday gift of fruit or other foods, or other comparable gift.

     (c)  No Investment Personnel shall:

          (i) acquire directly or indirectly any beneficial ownership in any securities in an IPO or in a Limited Offering without prior approval of the Compliance Officer or other person designated by the Board of Trustees. Any person authorized to purchase securities in a Limited Offering shall disclose that investment when they play a part in any subsequent consideration of an investment by the Trust in the issuer. In such circumstances,

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                the Trust's decision to purchase  securities of the issuer shall be subject to independent review by the Trust's officers with no personal interest in the issuer.

          (ii) profit in the purchase or sale, or sale and purchase, of the same (or equivalent) securities within sixty (60) calendar days. Any profit realized on such short-term trades shall be subject to disgorgement.

          (iii) buy or sell a Covered Security within at least seven (7) calendar days before and after any series of the Trust that he or she manages trades in that security. Any profits realized on trades within the proscribed period are required to be disgorged.

          (iv) serve on the board of directors of any publicly traded company without prior authorization of the Chairman and/or President of the Trust. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of the Trust and its shareholders.

3.   EXEMPTED TRANSACTIONS

     The prohibitions of Sections 2(b) and 2(c) shall not apply to:

     (a) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     (b) purchases or sales which are non-volitional on the part of either the Access Person or the Trust;

     (c)  purchases which are part of an automatic  dividend  reinvestment plan;
          and

     (d) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

     (e)  purchases or sales of any series or class of the Trust.

4.   COMPLIANCE PROCEDURES

     (a)  Pre-clearance

          With the exception of the Independent Trustees, all Access Persons shall receive prior approval from the Compliance Officer or other officer designated by the Board of Trustees before purchasing or selling securities.

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     (b)  Reporting Requirements

          INITIAL & ANNUAL REPORTS All Access Persons, except Independent Trustees, shall disclose to the Compliance Officer within 10 days of becoming an Access Person, and thereafter on an annual basis as of December 31,(i) the name, number of shares and principal amount of each Covered Security in which the Access Person has any direct or indirect beneficial ownership and (ii) the name of any broker, dealer or bank with whom the Access Person maintains a securities account. The initial holdings report shall be made on the form attached as Exhibit A, and the annual holdings report shall be made on the form attached as Exhibit B.

          QUARTERLY REPORTS Every Access Person shall report to the Compliance Officer the information described below with respect to transactions in any Covered Security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an Access Person shall not be required to make a report with respect to transactions effected for any account over which such person has no direct or indirect influence or control.

          (i) Each Independent Trustee need only report a transaction in a Covered Security if such Trustee, at the time of that transaction, knew, or, in the ordinary course of fulfilling his official duties as a trustee, should have known that during the 15-day period immediately before or after the date of the Trustee's transaction, such Covered Security was purchased or sold by the Trust or was being considered for purchase or sale by the Trust or Adviser.

          (ii) Reports required to be made under this Paragraph (b) shall be made not later than 10 days after the end of the calendar quarter. Every Access Person shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the form attached hereto as Exhibit C or on any other form containing the following information:

          (iii) With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

               (A) the date of the transaction, the name, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

               (B) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

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               (C)  the price of the Covered  Security at which the  transaction was effected;

               (D) the name of the broker, dealer or bank with or through which the transaction was effected; and

               (E)  the date that the report is submitted by the Access Person.

               With respect to any securities account established at a broker, dealer, or bank during the quarter for the direct or indirect benefit of the Access Person:

               (A) the name of the broker, dealer or bank with whom the Access Person established the account;

               (B)  the date the account was established; and

               (C)  the date that the report is submitted by the Access Person.

          Any report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

     (c)  Provision of Brokers' Statements

          With the exception of the Independent Trustees, every Access Person shall direct their brokers to supply to the Compliance Officer, on a timely basis, duplicate copies of the confirmation of all personal securities transactions and copies of all periodic statements for all securities accounts.

     (d)  Notification of Reporting Obligations

          The Compliance Officer shall notify each Access Person that he or she is subject to these reporting requirements, and shall deliver a copy of this Code of Ethics to each such person upon request.

     (e)  Certification of Compliance with Code of Ethics

          With the exception of the Independent Trustees, every Access Person shall certify in an annual report that:

          (i) they have read and understand the Code of Ethics and recognize that they are subject thereto;

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          (ii)  they have complied with the  requirements of the Code of Ethics;
                and

          (iii) they have reported all personal securities transactions required to be reported pursuant to the requirements of the Code of Ethics.

     (f)  Conflict of Interest

          Every Access Person shall notify the Compliance Officer of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any series of the Trust. Such notification shall occur in the pre- clearance process.

     (g)  Review of Reports

          The Compliance Officer or his designate immediately shall review all personal holdings reports, submitted by each Access Person, including confirmations of personal securities transactions, to ensure no trading has taken place in violation of Rule 17j-1 or the Code of Ethics. Any violations of the Code of Ethics shall be reported to the Board in accordance with Section 5 of the Code. The Compliance Officer shall maintain a list of the personnel responsible for reviewing the transactions and personal holdings reports.

5.   REPORTING OF VIOLATIONS TO THE BOARD OF TRUSTEES

     (a)  The Compliance Officer shall promptly report to the Board of Trustees:

          (i) all apparent violations of this Code of Ethics and the reporting requirements thereunder; and

          (ii) any reported transaction in a Covered Security which was purchased or sold by the Trust within fifteen (15) days before or after the date of the reported transactions.

     (b) When the Compliance Officer finds that a transaction otherwise reportable to the Board of Trustees under Paragraph (a) of this Section could not reasonably be found to have resulted in a fraud, deceit or manipulative practice in violation of Rule 17j-1(a), it may, in its discretion, lodge a written memorandum of such finding and the reasons therefor with the reports made pursuant to this Code of Ethics, in lieu of reporting the transaction to the Board of Trustees.

     (c) The Board of Trustees, or a Committee of Trustees created by the Board of Trustees for that purpose, shall consider reports made to the Board of Trustees

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          hereunder and shall  determine  whether or not this Code of Ethics has been violated and what sanctions, if any, should be imposed.

6.   ANNUAL REPORTING TO THE BOARD OF TRUSTEES

     (a) The Compliance Officer, Adviser and Distributor shall furnish to the Board of Trustees, and the Board of Trustees must consider, an annual report relating to this Code of Ethics. Such annual report shall:

          (i) describe any issues arising under the Code of Ethics or procedures during the past year;

          (ii) identify any material violations of this Code or procedures, including sanctions imposed in response to such violations during the past year;

          (iii) identify any recommended changes in the existing restrictions or procedures based upon the Trust's experience under its Code of Ethics, evolving industry practices or developments in applicable laws or regulations; and

          (iv) certify that the Trust, Adviser and Distributor have adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

7.   SANCTIONS

          Upon discovering a violation of this Code, the Board of Trustees may impose such sanctions as they deem appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

8.   RETENTION OF RECORDS

          This Code of Ethics, a list of all persons required to make reports hereunder from time to time, a copy of each report made by an access person hereunder, a list of all persons responsible for reviewing the reports required hereunder, a record of any decision and the reasons supporting the decision to approve the acquisition by Investment Personnel of securities in an IPO or Limited Offering, each memorandum made by the Compliance Officer hereunder and a record of any violation hereof and any action taken as a result of such violation, shall be maintained by the Trust as required under Rule 17j-1.

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9.   ADOPTION AND APPROVAL

          The Board of Trustees, including a majority of Independent Trustees, shall approve this Code of Ethics and any material changes to the Code. The Board of Trustees shall approve any material change to the Code no later than six (6) months after adoption of the material change.

          Before approving this Code or any amendment to this Code, the Board of Trustees shall have received a certification from the Trust, the Adviser or Distributor that it has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

Dated:         August 30, 2000

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                         JORDAN AMERICAN HOLDINGS, INC.

                       POLICY STATEMENT ON INSIDER TRADING


SECTION I.     POLICY STATEMENT ON INSIDER TRADING
               -----------------------------------

          A.   Policy Statement on Insider Trading
               -----------------------------------

          Jordan American Holdings, Inc. (the "Adviser") forbids any director, officer or employee from trading, either personally or on behalf of a Client Account, on material nonpublic information, or communicating material nonpublic information to other persons in violation of the law. This conduct is frequently referred to as "insider trading". The Adviser's policy applies to every director, officer and employee and extends to activities within and outside their duties for the Adviser. Every director, officer and employee must read and retain a copy of this policy statement. Any questions regarding the Adviser's policy and procedures should be referred to the Compliance Officer.

          The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

          While the law concerning insider trading is not static, it is generally understood that the law prohibits:

          i) trading by an insider, while in possession of material nonpublic information, or

          ii) trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or

          iii)  communicating material nonpublic information to others.

          The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions, you should consult the Adviser's Compliance Officer.

          1.   Who is an Insider?
               ------------------

          The concept of "insider" is broad. It includes partners and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential

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

relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of such organizations. In addition, the Adviser may become a temporary insider of a company it advises or for which it performs other services. According to the U.S. Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

          2.   What is Material Information?
               ----------------------------

          Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that directors, officers and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

          Material information does not have to relate to a company's business. For example, in CARPENTER V. U.S., 108 U.S. 316 (1987), the Supreme Court considered material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a WALL STREET JOURNAL reporter was found criminally liable for disclosing to others the dates that reports on various companies would appear in the JOURNAL and whether those reports would be favorable or not.

          3.   What is Nonpublic Information?
               -----------------------------

          Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL or other publications of general circulation would be considered public.

          4.   Basis for Liability.
               -------------------

          i)    fiduciary duty theory

               In 1980, the Supreme Court found that there is no general duty to disclose before trading on material nonpublic information, but that such a duty arises only where there is a fiduciary relationship. That is, there must be a relationship between the parties to the transaction such that one party has a right to expect that the other party will disclose any material nonpublic information or refrain from trading. CHIARELLA V. U.S., 445 U.S. 22 (1980).

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

               In DIRKS V. SEC, 463 U.S. 646 (1983), the Supreme Court stated alternate theories under which non-insiders can acquire the fiduciary duties of insiders: they can enter into a confidential relationship with the company through which they gain information (i.e., attorneys, accountants), or they can acquire a fiduciary duty to the company's shareholders as "tippees" if they are aware or should have been aware that they have been given confidential information by an insider who has violated his fiduciary duty to the company's shareholders.

               However, in the "tippee" situation, a breach of duty occurs only if the insider personally benefits, directly or indirectly from the disclosure. The benefit does not have to be pecuniary, but can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a QUID PRO QUO.

          ii)   misappropriation theory

               Another basis for insider trading liability is the "misappropriation" theory, where liability is established when trading occurs on material nonpublic information that was stolen or misappropriated from any other person. In U.S. v. Carpenter, supra, the Court found, in 1987, a columnist defrauded The Wall Street Journal when he stole information from the Journal and used it for trading in the securities markets. It should be noted that the misappropriation theory can be used to reach a variety of individuals not previously thought to be encompassed under the fiduciary duty theory.

          5.   Penalties for Insider Trading
               -----------------------------

          Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

          i)    civil injunctions

          ii)   treble damages

          iii)  disgorgement of profits

          iv)   jail sentences

          v) fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted, and

          vi) fines for the employer or other controlling person of up to the greater of $1,000,00 or three times the amount of the profit gained or loss avoided.

          In addition, any violation of this policy statement can be expected to result in serious sanctions by the Adviser, including dismissal of the persons involved.

SECTION II.    PROCEDURES TO IMPLEMENT INSIDER TRADING POLICY
               ----------------------------------------------

          The following procedures have been established to aid the directors, officers and employees of Jordan American Holdings, Inc. to avoid insider trading, and to aid the Adviser in preventing, detecting and imposing sanctions against insider trading. EVERY DIRECTOR, OFFICER AND EMPLOYEE OF THE ADVISER MUST FOLLOW THESE PROCEDURES OR RISK SERIOUS SANCTIONS, INCLUDING DISMISSAL, SUBSTANTIAL PERSONAL LIABILITY AND CRIMINAL PENALTIES. If you have any questions about these procedures, you should consult the Adviser's Compliance Officer.

          1.   Identifying Inside Information
               ------------------------------

          Before trading for yourself or others, including Client Accounts, in the securities of a company about which you may have potential inside information, ask yourself the following questions:

          i) Is the information material? Is this information that an investor would consider important in making his or her investment decisions? Is this information that would substantially effect the market price of the securities if generally disclosed?

          ii) Is the information nonpublic? To whom has this information been provided? Has the information been effectively communicated to the marketplace by being published in Reuters, The Wall Street Journal, or other publications of general circulation?

          If, after consideration of the above, you believe that the information is material and nonpublic, or if you have questions as to whether the information is material and nonpublic, you should take the following steps.

          i)    Report the matter immediately to the Compliance Officer.

          ii) Do not purchase or sell the securities on behalf of yourself or others, including Client Accounts.

          iii) Do not communicate the information inside or outside the Adviser, other than to the Compliance Officer.

          iv) After the Compliance Officer has reviewed the issue, you will be instructed to continue the prohibitions against trading and communication, or you will be allowed to trade and communicate the information.

2. PERSONAL SECURITY TRADING. All directors, officers and employees of the Adviser (other than persons who are required to report their securities Transactions to a registered investment company in accordance with a Code of Ethics) shall submit to the compliance officer, on a quarterly basis, a report of every securities transaction in which they, their families (including the spouse, minor children and adults living in the same household as the director, officer or employee), and trusts of which they are trustees or in which they have a beneficial interest have participated, or at such lesser intervals as may be required from time to time. The report shall include the name of the security, date of the transaction, quantity, price, and broker-dealer through which the transaction was effected. All directors, officers and employees must also instruct their broker(s) to supply the compliance officer, on a timely basis, with duplicate copies of confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

3. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION. Any information in your possession that you identify as material and non-public may not be communicated other than in the course of performing your duties to anyone, including persons within your company, except as provided in paragraph 1 above. In addition, care should be taken so that such information is secure. For example, files containing material non-public information should be sealed and access to computer files containing material non-public information should be restricted.

4. RESOLVING ISSUES CONCERNING INSIDER TRADING. If, after consideration of the items set forth in paragraph 1, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, it must be discussed with the compliance officer before trading or communicating the information to anyone.

SECTION III.   SUPERVISION
               -----------

          The role of the compliance officer is critical to the implementation and maintenance of this Statement on Insider Trading. These supervisory procedures can be divided into two classifications, (1) the prevention of insider trading, and (2) the detection of insider trading.

1.   Prevention of Insider Trading:
     -----------------------------

     To prevent insider trading the compliance official should:

     (a)  answer  promptly  any  questions  regarding  the  Statement on Insider
          Trading;

     (b) resolve issues of whether information received by a director, officer or employee is material and non-public;
     (c) review and ensure that directors, officers and employees review, at least annually, and update as necessary, the Statement on Insider Trading; and
     (d) when it has been determined that a person has material non-public information,
          (i) implement measures to prevent dissemination of such information, and
          (ii) if necessary, restrict officers, directors, and employees from trading the securities.

2.   Detection of Insider Trading:
     -----------------------------
     To detect insider trading, the compliance officer should:
     (a) review the trading activity reports filed by each director, officer and employee, to ensure no trading took place in securities in which the Adviser has material non- public information;
     (b) review the trading activity of the mutual funds managed by the Adviser;
     (c) coordinate, if necessary, the review of such reports with other appropriate directors, trustees, officers, or employees of the Adviser and Impact Management Investment Trust.

3.   Special Reports to Management:
     ------------------------------

          Promptly, upon learning of a potential violation of the Statement on Insider Trading, the compliance officer must prepare a written report to management of the Adviser, and provide a copy of such report to the Board of Trustees of Impact Management Investment Trust, providing full details and recommendations for further action.

4.   Annual Reports:
     ---------------

          On an annual basis, the compliance officer of the Adviser will prepare a written report to the management of the Adviser, and provide a copy of such report to the Board of Trustees of Impact Management Investment Trust, setting forth the following:

     (a) a summary of the existing procedures to detect and prevent insider trading;
     (b) full details of any investigation, either internal or by a regulatory agency, of any suspected insider trading and the results of such investigation;
     (c) an evaluation of the current procedures and any recommendations for improvement.

          The Undersigned has read, understands and agrees to abide by the foregoing Insider Trading Policy and has retained a copy of the said document.

Date:                                   Signature:
       ---------------------------                  ----------------------------

                                    ADDENDUM
                                    --------

          "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into in a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

                                                                       EXHIBIT A

                       IMPACT MANAGEMENT INVESTMENT TRUST
                         JORDAN AMERICAN HOLDINGS, INC.
                         IMPACT FINANCIAL NETWORK, INC.

                                 CODE OF ETHICS

                             INITIAL HOLDINGS REPORT

To the Compliance Officer of Impact Management Investment Trust, Jordan American Holdings, Inc. or IMPACT Financial Network, Inc.:

     1. I hereby acknowledge receipt of a copy of the Code of Ethics for IMPACT MANAGEMENT INVESTMENT TRUST (the "Trust"), JORDAN AMERICAN HOLDINGS, INC. (the "Adviser"), and IMPACT FINANCIAL NETWORK, INC., (the "Distributor").

     2. I have read and understand the Code and recognize that I am subject thereto in the capacity of an "Access Person."

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series.

     4. As of the date below I had a direct or indirect beneficial ownership interest in the following securities:

                                                          Type of Interest
Name of Securities            Number of Shares            (Direct or Indirect)
------------------            ----------------            --------------------

     5. As of the date below, the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

                                                          Type of Interest
Firm                          Account                     (Direct or Indirect)
----                          -------                     --------------------


Date:                                   Signature:
       ---------------------------                  ----------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                                    ----------------------------

                                        Employer's Name:
                                                         -----------------------

                                                                       EXHIBIT B

                       IMPACT MANAGEMENT INVESTMENT TRUST
                         JORDAN AMERICAN HOLDINGS, INC.
                         IMPACT FINANCIAL NETWORK, INC.

                                 CODE OF ETHICS

                             ANNUAL HOLDINGS REPORT

To the Compliance Officer of Impact Management Investment Trust, Jordan American Holdings, Inc. or IMPACT Financial Network, Inc.

     1. I have read and understand the Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

     2. I hereby certify that, during the year ended December 31, ____, I have complied with the requirements of the Code and I have reported all securities transactions required to be reported pursuant to the Code.

     3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its Series or Classes.

     4. As of December 31, ____, I had a direct or indirect beneficial ownership interest in the following securities:

                                                          Type of Interest
Name of Securities            Number of Shares            (Direct or Indirect)
------------------            ----------------            --------------------


     5. As of the December 31, ____ the following is a list of all brokers, dealers or banks with whom I maintain an account in which securities are held for my direct or indirect benefit:

                                                          Type of Interest
Firm                          Account                     (Direct or Indirect)
----                          -------                     --------------------

Date:                                   Signature:
       ---------------------------                  ----------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                                    ----------------------------

                                        Employer's Name:
                                                         -----------------------

                                                                       EXHIBIT C

                       IMPACT MANAGEMENT INVESTMENT TRUST
                         JORDAN AMERICAN HOLDINGS, INC.
                         IMPACT FINANCIAL NETWORK, INC.

                         SECURITIES TRANSACTIONS REPORT
                  FOR THE CALENDAR QUARTER ENDED: _____________

To the Compliance Officer of Impact Management Investment Trust, Jordan American Holdings, Inc. or IMPACT Financial Network, Inc.

          During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics adopted by the Trust.

      SECURITY            DATE OF       NO. OF       DOLLAR          NATURE OF        PRICE        BROKER/
(including interest     TRANSACTION     SHARES     AMOUNT OF        TRANSACTION                     DEALER
 rate and maturity                                TRANSACTION     (Purchase, Sale,                 OR BANK
date, if applicable)                                                   Other)                      THROUGH
                                                                                                WHOM EFFECTED


====================    ============    ======    ============    ================    ======    ==============

During the quarter referred to above, the following accounts were established by me in which securities were held for my direct or indirect benefit:

FIRM NAME                     DATE THE
(of broker, dealer or bank)   ACCOUNT WAS                 ACCOUNT NUMBER
                              ESTABLISHED

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

          Except as noted on the reverse side of this report, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Trust, such as the existence of any economic relationship between my transactions and securities held or to be acquired by the Trust or any of its series or classes.


Date:                                   Signature:
       ---------------------------                  ----------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                                    ----------------------------

                                        Employer's Name:
                                                         -----------------------

                                                                       Exhibit D

                       IMPACT MANAGEMENT INVESTMENT TRUST
                         JORDAN AMERICAN HOLDINGS, INC.

                              INVESTMENT PERSONNEL

          Securities Transactions Report Relating to Short-Term Trading For the Sixty-Day Period from _____________ to _____________:


To the Compliance Officer of Jordan American Holdings, Inc. on behalf of Impact Management Investment Trust ("the Trust"):

          During the 60 calendar day period referred to above, the following purchases and sales, or sales and purchases, of the same (or equivalent) securities were effected or are proposed to be effected in securities of which I have, or by reason of such transaction acquired, direct or indirect beneficial ownership.

              DATE OF                                        NATURE OF                        BROKER/DEALER
              TRANSACTION                   DOLLAR           TRANSACTION                      OR BANK
              (OR PROPOSED      NO. OF      AMOUNT OF        (Purchase, Sale,                 THROUGH WHOM
SECURITY      TRANSACTION)      SHARES      TRANSACTION      Other)                PRICE      EFFECTED


========      ============      ======      ===========      ================      =====      =============

          This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

          With respect to the (1) portfolio of the Trust that serves as the basis for my "investment personnel" status with the Trust (the "Portfolio"); and
(2) transactions in the securities set forth in the table above, hereby certify that:

          (a) I have no knowledge of the existence of any personal conflict of interest relationship which may involve the Portfolio, such as front running transactions or the existence of any economic relationship between my transactions and securities held or to be acquired by the Portfolio;

          (b) such securities, including securities that are economically related to such securities, involved in the transaction are not
               (i) being  considered for purchase or sale by the  Portfolio,  or
               (ii) being purchased or sold by the Portfolio; and

          (c)  are in compliance with the Code of Ethics of the Trust.


Date:                                   Signature:
       ---------------------------                  ----------------------------

                                        Print Name:
                                                    ----------------------------

                                        Title:
                                                    ----------------------------

                                        Employer's Name:
                                                         -----------------------

          In accordance with the provisions of the Code of Ethics of the Trust, the transaction proposed to be effected as set forth in this Report is:

Authorized:    [  ]

Unauthorized:  [  ]


Date:                                   Signature:
       ---------------------------                  ----------------------------
                                                         Compliance Officer

================================================================================

                                                                       Exhibit E

                       IMPACT MANAGEMENT INVESTMENT TRUST
                         JORDAN AMERICAN HOLDINGS, INC.
                         IMPACT FINANCIAL NETWORK, INC.

                                 ACCESS PERSONS

               Personal Securities Transactions Pre-clearance Form

To the Compliance Officer of Impact Management Investment Trust, Jordan American Holdings, Inc. or IMPACT Financial Network, Inc.:

          I hereby request pre-clearance of the following proposed transactions:

                                                                                BROKER/DEALER
                                           NATURE OF                            OR BANK
                          DOLLAR           TRANSACTION           PRICE (OR      THROUGH            AUTHORIZED
              NO. OF      AMOUNT OF        (Purchase, Sale,      PROPOSED       WHOM
SECURITY      SHARES      TRANSACTION      Other)                PRICE)         EFFECTED           YES     NO


========      ======      ===========      ================      =========      =============      ====  ====


Signature:
           -----------------------                  ----------------------------
                                                    Date

Print Name:
             -----------------------

Employer:
             -----------------------


Signature:
           -----------------------                  ----------------------------
              Compliance Officer                    Date